As filed with the Securities and Exchange Commission on July 14, 2005
                                                     Registration No. 333-______
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            KEEWATIN WINDPOWER CORP.
          (Exact name of Registrant as specified in its charter)

             NEVADA                        4911                  APPLIED FOR
(State or other Jurisdiction of    (Standard Industrial       (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)

               Keewatin Windpower Corp.
              Chris Craddock, President
             1294 Emery Place, Suite 44
         North Vancouver, British Columbia
                    Canada                                         V7J 1R3
(Name and address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:       (604)417-6741
                                                      Fax:(604)232-0485


Approximate date of commencement of Proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
TITLE OF EACH                          PROPOSED        PROPOSED
  CLASS OF                             MAXIMUM         MAXIMUM
 SECURITIES                            OFFERING       AGGREGATE       AMOUNT OF
   TO BE           AMOUNT TO BE       PRICE PER        OFFERING     REGISTRATION
 REGISTERED         REGISTERED         SHARE (1)       PRICE (2)       FEE (2)
--------------------------------------------------------------------------------
Common Stock        1,510,000           $0.50          $755,000        $88.86
================================================================================
(1)  Based on the last sales price on May 29, 2005
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

          SUBJECT TO COMPLETION, DATED JULY 13, 2005

AGENT FOR SERVICE OF PROCESS:     Empire Stock Transfer Inc.
                                  7251 West Lake Mead Boulevard, Suite 300
                                  Las Vegas, Nevada, 89128
                                  Telephone:  702-562-4091
================================================================================

                                   PROSPECTUS
                            KEEWATIN WINDPOWER CORP.
                                1,510,000 SHARES
                                  COMMON STOCK

                                   ----------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

                                   ----------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 5-8.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ----------

           THE DATE OF THIS PROSPECTUS IS: JULY 13, 2005

                                Table Of Contents

PAGE

Summary ....................................................................   3
Risk Factors ...............................................................   5
     -    If we do not obtain additional financing, our business will
          fail .............................................................   5
     -    Because we have not commenced business operations, we face a
          high risk of business failure ....................................   5
     -    If we are not able to obtain an interest in a suitable
          property with a potential wind resource, our business will fail...   6
     -    If there is not a sufficient wind resource on any property
          we acquire, our business will fail................................   6
     -    Even if we demonstrate a sufficient wind resource on a
          property, future changes in weather patterns could
          negatively impact our business, reducing potential
          profitability or causing our business to fail......................  6
     -    Our ability to erect turbines on a property in Saskatchewan will be contingent upon us obtaining environmental and
          municipal permits. If we cannot acquire these permits, our business will fail.................................................  7
     - If we cannot find a party to purchase electricity from us on acceptable terms, we will not be able to establish a wind power project and our business will fail...........................  7
     -    Because our sole director owns 56.98% of our outstanding
          common stock, he could make and control corporate decisions that may be disadvantageous to minority stockholders...............  7
     -    Because management does not have any technical experience in the wind energy sector, our business has a higher risk of
          failure............................................................  7
     -    If a market for our common stock does not develop,
          shareholders may be unable to sell their shares ...................  7
     -    A purchaser is purchasing penny stock which limits the sell the ability to stock ..............................................  8
Use of Proceeds .............................................................  8
Determination of Offering Price .............................................  8
Dilution ....................................................................  9
Selling Shareholders ........................................................  9
Plan of Distribution ........................................................ 13
Legal Proceedings ........................................................... 15
Directors, Executive Officers, Promoters and Control Persons................. 15
Security Ownership of Certain Beneficial Owners and Management............... 16
Description of Securities ................................................... 16
Interest of Named Experts and Counsel ....................................... 17
Disclosure of Commission Position of Indemnification for Securities Act
 Liabilities................................................................. 18
Organization Within Last Five Years ......................................... 18
Description of Business ..................................................... 18
Plan of Operations .......................................................... 25
Certain Relationships and Related Transactions .............................. 26
Market for Common Equity and Related Stockholder Matters .................... 27
Executive Compensation ...................................................... 28
Financial Statements ........................................................ 29
Changes in and Disagreements with Accountants ............................... 29

                                SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We intend to become a wind energy electrical generation company. We are a development stage company that has not generated any revenue from operations since our incorporation on February 25, 2005. Prior to generating any revenue, we must first acquire an interest in land and conduct an assessment to determine whether the property possesses sufficient wind to justify the erection of wind turbines. If such a wind resource exists, we must then enter into an agreement for the purchase of the electric power generated by the turbines, purchase and erect turbines on the property and arrange for the connection of those turbines to the electrical grid.

We estimate that the cost to complete our business plan is approximately $100,959,600 consisting of:

1.   $900,000 to purchase the interest in land;

2.   $19,600 to conduct a preliminary wind assessment study on the land;

3.   $60,000 to pay anticipated administrative costs; and

4.   $99,980,000 to construct a 75 megawatt wind power project on the land.

A megawatt is a measure of electrical power equal to one million watts.

There is no assurance that we will be able to obtain financing to cover the costs of our business plan.

To date, our management has gathered wind speed data issued by Environment Canada, a department of the Canadian government, and has inspected various properties in southwestern Saskatchewan, Canada with a view to acquiring an interest in one.

We were incorporated on February 25, 2005 under the laws of the state of Nevada. Our principal offices are located at 1294 Emery Place, Suite 44, North Vancouver, British Columbia, Canada. Our telephone number is (604) 417-6741.

THE OFFERING:

SECURITIES BEING OFFERED     Up to 1,510,000 shares of common stock.

OFFERING PRICE               The selling shareholders will sell our shares at
                             $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

TERMS OF THE OFFERING        The selling shareholders will determine when and
                             how they will sell the common stock offered in this prospectus.

TERMINATION OF THE OFFERING  The offering will conclude when all of the
                             1,510,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

SECURITIES ISSUED
AND TO BE ISSUED             1,510,000 shares of our common stock are issued and
                             outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

USE OF PROCEEDS              We will not receive any proceeds from the sale of
                             the common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

BALANCE SHEET

                                  May 31, 2005
                                  ------------
Cash                                $40,844
Total Assets                        $42,179
Liabilities                         $     0
Total Stockholders' Equity          $42,719

STATEMENT OF LOSS AND DEFICIT

                               From Incorporation on
                           February 25, 2005 to May 31, 2005
                           ---------------------------------
Revenue                             $      0
Net Loss                            $(12,321)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUT BUSINESS WILL FAIL.

Our current operating funds are not sufficient to complete our intended business objectives. As of July 13, 2005, we had cash on hand in the amount of $35,921. We anticipate spending $900,000 in order to acquire an interest in a suitable property, $19,600 on accessing whether or not there is a sufficient wind resource on the property and $99,980,000 on erecting wind turbines on the property if a suitable wind resource is proven. Our cash on hand will cover anticipated costs of the wind assessment, but will not cover costs of erecting wind turbines or of anticipated administrative costs. We will need to acquire additional financing in order to cover remaining business costs.

We do not currently have any arrangements for financing and may not be able to find such financing if required. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

The most likely sources of future funds that will be available to us are through debt financing and through the sale of equity capital. Debt financing will only be available if we purchase title to property we acquire and secure funding by way of mortgage. We may also be able to secure debt financing for wind turbines if we are able to prove that an economic wind resource exists on a property that we acquire.

We do not have any arrangements in place for debt financing or the sale of our securities.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced business operations and accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on February 25, 2005 and to date have been involved primarily in organizational activities, the evaluation of wind data and the preliminary investigation of properties with potential wind resources.

Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. Prior to earning revenue, of which there is no assurance, we will likely incur costs of about $100,959,600. We therefore expect to incur significant losses in the foreseeable future. If we are unable to acquire a property interest and erect a wind farm on it, we will not earn profits or be able to continue operations.

IF WE ARE NOT ABLE TO OBTAIN AN INTEREST IN A SUITABLE PROPERTY WITH A POTENTIAL WIND RESOURCE, OUR BUSINESS WILL FAIL.

In order to proceed with our business plan, we must acquire an interest in a property that has a potential wind resource. We have identified several properties in southern Saskatchewan that have characteristics suggesting that they would be conducive to generating substantial wind energy, but there is no guarantee that these properties will be available for purchase or lease on acceptable terms. Even if we are able to reach an agreement to acquire an interest in a desirable property, we may not be able to obtain the financing necessary to complete the purchase. If we are unable to acquire a suitable property interest, our business will fail.

IF THERE IS NOT A SUFFICIENT WIND RESOURCE ON ANY PROPERTY INTEREST WE ACQUIRE, OUR BUSINESS WILL FAIL.

Even if we obtain an interest in a property, there is a risk that there will not be a sufficient wind resource on the property. In order to justify the erection of wind turbines and the sale of electricity generated thereby, we need to demonstrate that a property has a wind resource with a capacity factor of at least 30%. Capacity factor is the number of hours of wind at each increment of wind speed multiplied by the rated maximum capacity of the turbine to be installed.

A wind resource on a property is demonstrated by erecting a meteorological tower that measures wind speed variances every ten minutes over the course of a year. Unless we can arrange additional financing, we only intend to erect one meteorological tower on a property, and therefore, our success will be dependent upon the wind data retrieved from a single location. If we cannot demonstrate a wind resource with a capacity factor of 30% on the property we acquire, it will not be economically feasible to erect turbines on the property and our business plan will fail.

EVEN IF WE DEMONSTRATE A SUFFICIENT WIND RESOURCE ON A PROPERTY, FUTURE CHANGES IN WEATHER PATTERNS COULD NEGATIVELY IMPACT OUR BUSINESS, REDUCING POTENTIAL PROFITABILITY OR CAUSING OUR BUSINESS TO FAIL.

Changes in weather patterns may affect our ability to operate a wind power project on any property we acquire. Wind data that we collect from a meteorological tower may vary from results actually achieved when a wind turbine is installed. Changing global environmental and weather conditions may also affect the reliability of the data relating to a property.

Any wind farm that we develop, no matter where it is located, would be subject to variations in wind and changes in worldwide climatic conditions. Sudden or unexpected changes in environmental and meteorological conditions could reduce the productivity of our wind farm. Climatic weather patterns, whether seasonal or for an extended period of time, resulting in lower, inadequate and/or inconsistent wind speed to propel the wind turbines may render our wind parks incapable of generating adequate, or any, electrical energy.

OUR ABILITY TO ERECT TURBINES ON A PROPERTY IN SASKATCHEWAN WILL BE CONTINGENT UPON US OBTAINING ENVIRONMENTAL AND MUNICIPAL PERMITS. IF WE CANNOT ACQUIRE THESE PERMITS, OUR BUSINESS WILL FAIL.

In order to erect turbines on a property, we must excavate portions of the land and install concrete platforms below surface. Before we commence this, we will need to obtain environmental and municipal permits from the Saskatchewan provincial government and the town responsible for the property interest we acquire. Depending on environmental impact, our proposed land disturbance may be unacceptable to these government bodies. In addition, the turbines themselves may be seen to have a negative impact on bird migration patterns or on the aesthetics of the region. These factors may prevent us from obtaining necessary permits. In such circumstances, we would be forced to abandon our business plan.

IF WE CANNOT FIND A PARTY TO PURCHASE ELECTRICITY FROM US ON ACCEPTABLE TERMS, WE WILL NOT BE ABLE TO ESTABLISH A WIND POWER PROJECT AND OUR BUSINESS WILL FAIL.

Even if we demonstrate a significant wind resource on a property that we acquire, we may not be able to secure a purchaser for any electricity that we produce on acceptable terms. Without a purchaser for electricity that we potentially produce from a property, we will not be able to proceed with our business plan.

BECAUSE OUR SOLE DIRECTOR OWNS 56.98% OF OUR OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our sole director owns approximately 56.98% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE MANAGEMENT DOES NOT HAVE ANY TECHNICIAL EXPERIENCE IN THE WIND ENERGY SECTOR, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our sole director does not have any technical training in the field of meteorology or engineering, and does not have any experience in wind assessment, or establishing or operating a windfarm. As a result, we may not be able to recognize and take advantage of opportunities in the in the sector without the aid of qualified consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. His decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.*0 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 1,510,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 1,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 20, 2005; and

2. 490,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 25, 2005.

3. 20,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 30, 2005; and

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.   the number of shares owned by each prior to this offering;
2.   the total number of shares that are to be offered for each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4.   the percentage owned by each upon completion of the offering.

                                               Total Number
                                               of Shares to      Total Shares       Percent
                                              Be Offered For      Owned Upon      Owned Upon
  Name Of                   Shares Owned         Selling          Completion      Completion
  Selling                   Prior to This      Shareholders         of this         of This
Stockholder                   Offering           Account           Offering        Offering
-----------                   --------           -------           --------        --------
Yoshitome Masami               75,000             75,000              Nil             Nil
Flat F 46/F Block 7
Tung Chung Cresent,
Tung Chung, Hong Kong

Kam Choon Seong               150,000            150,000              Nil             Nil
Flat E, 42/F,
Coastal Skyline, Block 6,
Tung Chung, Hong Kong

Karato Kenji                  100,000            100,000              Nil             Nil
Flat C 19/F Block1
Mount Haven,
Tsing Yi, Hong Kong

                                               Total Number
                                               of Shares to      Total Shares       Percent
                                              Be Offered For      Owned Upon      Owned Upon
  Name Of                   Shares Owned         Selling          Completion      Completion
  Selling                   Prior to This      Shareholders         of this         of This
Stockholder                   Offering           Account           Offering        Offering
-----------                   --------           -------           --------        --------
Lydia Eluzo                    50,000             50,000              Nil             Nil
13 F1 Blk-A Cheng Hong
Bld-47, 57 Temple Street,
Yau Ha Teikwln,
Hong Kong

Malik Muhammad Noor           100,000            100,000              Nil             Nil
11 Boring St
5/F Jordon KLN
Hong Kong

Adihun Songseda               100,000            100,000              Nil             Nil
34/29 Viph 60 Laksi Bkk
10210
Thailand

Ike Noel D'cruz                50,000             50,000              Nil             Nil
15/A Creek Row,
Calcutta-2000k
West Bengal, India

Mohammed Javed Barrick        150,000            150,000              Nil             Nil
38 Dr Sudhir Basu Rd,
Calcutta-23,
West Bengal, India

MD. Mohiuddin                  75,000             75,000              Nil             Nil
13 Fl Blk-A Cheng Hong
Bld-47, 57- Temple St
Yau Ha Teikwln
Hong Kong

Mehdi Hassain                 150,000            150,000              Nil             Nil
46 Dr. Sudhir Bose Road
Calcutta-23,West Bengal,
India

Michael Keffer                100,000            100,000              Nil             Nil
2130 Kirkstone Place
North Vancouver,
BC V7J 3R1

Neil Parry                     40,000             40,000              Nil             Nil
129 West 2nd. st
North Vancouver, BC

                                               Total Number
                                               of Shares to      Total Shares       Percent
                                              Be Offered For      Owned Upon      Owned Upon
  Name Of                   Shares Owned         Selling          Completion      Completion
  Selling                   Prior to This      Shareholders         of this         of This
Stockholder                   Offering           Account           Offering        Offering
-----------                   --------           -------           --------        --------
Desmond Ellie                  40,000             40,000              Nil             Nil
753 Regal Cres
North Vancouver, BC

Doug Wardrop                   40,000             40,000              Nil             Nil
206-555 West 28th St
North Vancouver,
BC V7N 2J7

Grant Sheridan                 40,000             40,000              Nil             Nil
#1608-1288
W. Cordova St
Vancouver, BC V6c 3R3

Emmanuel Terzakis              30,000             30,000              Nil             Nil
Box 3124 Drumhella
Alta

Tony Galiatsatos               25,000             25,000              Nil             Nil
85 Sunvista Close St
Calgary Alta

Yiann Vasilantonakis           20,000             20,000              Nil             Nil
271 Queensland Ave S.E
T2J 4E3

Marilyn Phillips               25,000             25,000              Nil             Nil
210-5500 Cooney Rd
Richmond B.C. V6x 3E5

Evelyn Marcus                  10,000             10,000              Nil             Nil
210-5500 Cooney Rd
Richmond B.C. V6x 3E5

John Hughes                    25,000             25,000              Nil             Nil
8540 Fairway Rd
Richmond B.C.V7C 1Y6

Wendy Campbell                 15,000             15,000              Nil             Nil
34-11631 7th Ave
Richmond B.C

James B. Hughes                30,000             30,000              Nil             Nil
8540 Fairway Rd
Richmond B.C. V7C 1Y6

                                               Total Number
                                               of Shares to      Total Shares       Percent
                                              Be Offered For      Owned Upon      Owned Upon
  Name Of                   Shares Owned         Selling          Completion      Completion
  Selling                   Prior to This      Shareholders         of this         of This
Stockholder                   Offering           Account           Offering        Offering
-----------                   --------           -------           --------        --------
Joan Hughes                    0,000              20,000              Nil             Nil
8540 Fairway Rd
Richmond B.C. V7C1Y6

Scott Calder                   0,000              30,000              Nil             Nil
1611 Ralph St
North Vancouver B.C.V7k 1V6

Amanda Klaris                  6,000               6,000              Nil             Nil
Apt 111-8080 Jones Rd
Richmond B.C. V6Y4A9

Len Dennill                    4,000               4,000              Nil             Nil
111-8080 Jone's Rd
Richmond B.C

Robert Walsh                   4,000               4,000              Nil             Nil
3451 #4 Road
Richmond B.C. V6B2L9

Michael Walsh                  3,000               3,000              Nil             Nil
P.O. Box 26196-8000 # 3 Road
Richmond B.C. V6Y 3V3

Taras J Sandulak               3,000               3,000              Nil             Nil
306-6551 Minoru Blvd
Richmond B.C

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 3,510,000 shares of common stock outstanding on the date of this prospectus.

Otherwise, none of the selling shareholders:

     (1) has had a material relationship with us other than as a shareholder at any time within the past three years;

     (2)  has ever been one of our officers or directors; or

     (3)  is a broker-deal or an affiliate of a broker-dealer.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so while acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $7,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
     * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

     *    with bid and offer quotations for the penny stock;
     * details of the compensation of the broker-dealer and its salesperson in the transaction;
     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Boulevard, Suite 300, Las Vegas, Nevada, 89128.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

DIRECTORS:

Name of Director                  Age
----------------                  ---
Chris Craddock                    47

EXECUTIVE OFFICERS:

Name of Officer                   Age                     Office
---------------                   ---                     ------
Chris Craddock                    47         President, Chief Executive Officer,
                                             Treasurer, Secretary and a Director

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

MR. CHRIS CRADDOCK has acted as our President, chief executive officer, treasurer, secretary and as a director since our incorporation on February 25, 2005. From November 2001 to February 2005, Mr. Craddock acted as the president of Westgreen Power Development Corp., a private Vancouver, British Columbia based company involved in the development of alternative energy projects in British Columbia and Saskatchewan.

From March 2000 to August 2003, he acted as a director of New Market Ventures Inc., a British Columbia reporting company that acquired and operated Russell Brewing Company Ltd., a Surrey, British Columbia based microbrewery.

Mr. Craddock intends to devote 100% of his business time to our affairs.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our sole director, Mr. Chris
Craddock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                    Amount of
Title of          Name and address                  beneficial       Percent
 Class           of beneficial owner                ownership        of class
 -----           -------------------                ---------        --------

COMMON         Chris Craddock                       2,000,000         56.98%
STOCK          President, Chief
               Executive Officer
               Secretary,
               Treasurer and a Director
               1294 Emery Place, Suite 44
               North Vancouver, B.C., Canada

COMMON         All officers and directors           2,000,000         56.98%
STOCK          as a group that consists of
               one person

The percent of class is based on 3,510,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of July 13, 2005, there were 3,510,000 shares of our common stock issued and outstanding that are held by 26 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joseph I. Emas, our legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Armando C. Ibarra, Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                      ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on February 25, 2005 under the laws of the state of Nevada. On that date, Chris Craddock was appointed as our sole director. As well, Mr. Craddock was appointed as our president, treasurer, secretary and chief executive officer.

                             DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

We intend to become a wind energy electrical generation company, known in the industry as an independent power producer. We are a development stage company that has not generated any revenue from operations since our incorporation on February 25, 2005.

To date, we have gathered wind speed data issued by Environment Canada, a department of the Canadian government, in order to locate areas in the province of Saskatchewan that have the best wind potential. In June 2005, our president, Mr. Chris Craddock, attended various locations in Saskatchewan to personally assess properties that possess promising wind resources.

Prior to generating any revenue, we must accomplish the following business objectives:

1.   acquire an interest in land with a potential wind resource;

2. conduct an assessment to determine whether the property possesses sufficient wind to justify the erection of wind turbines; and

3. enter into an agreement for the purchase and sale of the electric power generated by the turbines; and

4. purchase and erect turbines on the property and arrange for the connection of those turbines to Saskatchewan's electrical grid.

WIND POWER DEVELOPMENT IN SASKATCHEWAN

We have chosen to develop a wind power project in the southwest region of the Canadian province of Saskatchewan due to the area's wind potential, government's acceptance of wind power projects and the ease of electricity transmission.

Our review of wind speed data issued by Environment Canada and of a 1994 report prepared for the Saskatchewan Energy Conservation Authority entitled "Assessment of the Wind Potential For Southwest Saskatchewan" suggest that parts of the southwest Saskatchewan region are likely to possess sufficient and consistent wind speeds necessary to justify the creation of a wind power project.

The most important criteria for a wind power project is the speed of the wind on a property, measured in meters per second, combined with the number of hours that the wind moves at various speeds. This calculation is referred to as the capacity of the wind resource.

Another significant factor is the property's proximity to the province's electrical transmission lines. This is because we must pay to connect any wind turbines that we erect to this transmission line. These connection costs are typically justified if the property is within 30 miles of the transmission line. All of the property sites that we are currently considering are within 15 miles of Saskatchewan's transmission lines.

We are also focusing on Saskatchewan due to its Open Access Transmission Tariff, which allows power producers to transmit electricity via the province's electrical grid throughout Saskatchewan and to neighboring jurisdictions. This will allow us to potentially access a broader base of customers seeking electricity.

Currently, Saskatchewan has two wind power projects in operation and one additional project approved for construction.

ACQUIRING A PROPERTY INTEREST

We intend to acquire an interest in a property or properties in southwest Saskatchewan that consists of four sections. A section of land is one square mile in area, or 640 acres.

The number of turbines that can economically occupy an acre of land depends upon a variety of factors including predominant wind direction, topography and property dimensions. We intend to erect a 75 megawatt wind power project, which typically requires approximately 2,500 acres of land. A megawatt is a unit of electrically power equal to one million watts.

To date, our management has located four prospective property sites in southwest Saskatchewan that have the potential for an economic wind resource, are within 15 miles of the province's electricity transmission grid, have adequate road access for turbine erection purposes and are proximate to rail lines to facilitate tower transportation.

We prefer to own title to the land upon which our wind power project will occupy. The prospective property sites that we have selected are currently located on farm land. Some of these properties are currently for sale. Farm land in the area is currently selling for approximately $340 per acre.

Prior to purchasing any property, we need to assure that it contains an acceptable wind resource. In order for a wind power project to be profitable, we will want to identify a wind resource that yields a capacity factor of over 30%.

The capacity factor, sometimes referred to as the load factor, of a wind project is the energy produced during a given period divided by the energy that would have been produced had the project been running continually and at maximum output, eg:

Capacity Factor =  electricity production during the period (MWH)
                   installed capacity (MW)x number of hours in period (h)

Since wind energy output is the cube of the wind speed, the number of hours at higher wind speeds is significantly more important than additional hours at lower wind speeds.

In July 2005, we will commence negotiations with the owners of the four properties that we have identified with a view to executing a land purchase agreement. We expect that any agreement we arrange will be subject to:

     - our erection of a meteorological tower on the property for a period of time in order to assess wind speed;

     - our right to terminate the agreement within a certain period if the wind assessment results are not acceptable to us; and

     -    our ability to obtain suitable financing for the purchase.

Such an agreement may also provide the vendor with the right to continue farming operations on property areas surrounding any turbines we erect. Otherwise, we would likely attempt to sublease the land to a nearby farmer interested in planting and harvesting crops from the land not impacted by our business operations.

If we arrange the debt financing necessary to acquire title to a property, we will have to raise additional funds in order to cover anticipated mortgage costs. We intend to do this by either selling additional shares of our common stock or by management or third party loans. We do not have any current arrangements in this regard. Any property we acquire would likely be secured by a mortgage on title.

If a landowner is unwilling to sell an identified property to us, we will consider entering into a land lease agreement whereby we would be entitled to conduct a wind study on the property and if justified, erect turbines. Typical lease agreements in the sector provide the landowner with royalty payments based on gross electricity sales from turbines located on the property or annual payments based on the number of turbines erected.

WIND ASSESSMENT

If we are able to secure an interest in a property with the potential to host an economic wind resource, we intend to erect a meteorological tower ("MET") on the site to record various data, including wind speed, wind direction, temperature, barometric pressure every ten minutes.

As part of this process, we will retain a meteorologist that will select the specific site on the property for the MET, oversee the erection of the MET and monitor and interpret the data recorded by the MET. We expect that the meteorologist's services will cost approximately $4,200.

The wind assessment study of a property will take one year. In order to obtain debt financing from a bank for a wind power project, banks require a complete year of MET wind data from the property. Despite this requirement, we should be able to make an initial determination as to whether the property contains an economic wind resource within the first several months of the study. Based on data we have collected from Environment Canada, we expect to observe seasonal fluctuations in wind speed with higher average speeds between October and January and relatively lower average speeds between June and August.

If the wind data we collect suggests that the property does not contain a sufficient wind resource, we intend to locate and acquire an interest in another property and move the MET to that location.

POWER PURCHASE AGREEMENT

If we establish an economic wind resource on a property, we will then try to pre-sell the electricity that will be created by our proposed wind power project to a third party, known as a power purchase agreement. Power purchase agreements include clauses regarding the price to be paid for the electricity in cents per kilowatthour, the term of the agreement (typically 20 or more years), terms of interconnection costs and termination provisions.

We will likely attempt to sell the electricity that we produce to a utility located in the province of Saskatchewan, in the neighboring provinces of Alberta or Manitoba or in North Dakota, the neighboring state to the south. We have not entered into any discussions with potential power purchasers and cannot be assured that we will be able to reach an agreement on acceptable terms.

CONSTRUCTION OF WIND POWER PROJECT

If we are able to reach a power purchase agreement with a third party, we will then undertake the construction of a wind power project on the property.

The estimated cost to construct a 75 megawatt wind power project is approximately $99,980,000. This amount consists of the following:

     1.   $280,000 in pre-development costs
     2.   $93,000,000 in wind turbine costs
     3.   $6,700,000 in balance of station costs

Pre-development costs include further wind assessment costs of $130,000, property permitting costs of $50,000, civil engineering costs of $25,000, environmental assessment costs of $20,000, legal fees of $25,000 and travel and general expenses of $30,000.

The wind turbine costs will be for 40 to 50 turbines. Different manufacturers produce several types of turbines at various rated outputs. The correct turbine is decided upon after the wind resource is determined to maximize generation output.

The balance of station costs consist of:

     -    construction of concrete foundations:                     $2,800,000
     -    receiving, installation, checkout and startup of
          the towers and wind turbines:                             $  500,000
     -    the creation of an initial spare parts inventory:         $  600,000
     -    surveying:                                                $   20,000
     -    site preparation:                                         $  600,000
     -    electrical collection system:                             $  450,000
     -    control and monitoring equipment:                         $  650,000
     -    operations and maintenance facilities and
          equipment: $200,000
     -    project management and engineering:                       $  150,000
     -    construction insurance:                                   $  150,000
     -    miscellaneous costs:                                      $  400,000
     -    transmission line costs:                                  $  150,000

The above turbine price is an estimate that is negotiated with the supplier. This negotiation includes price, delivery time, delivery penalties, warranties and tower cost.

Banks and other lenders will typically finance up to 75% of wind power project construction costs subject to its review of the wind assessment data and the power purchase agreement that we execute. The lender will ensure that the project has sound fiscal parameters necessary to be profitable, namely the price that we will receive per megawatthour and the number of megawatts of rated capacity.

We intend to raise remaining required funding from the sale of our common stock. We do not have any arrangements in place for such financing.

COMPETITIVE BUSINESS CONDITIONS

The wind power and alternative energy businesses are currently experiencing a strong growth phase in Canada. Several developers with existing generating facilities and new developers with current land holdings are engaged in the same business that we intend to enter.

We will be competing with other independent power producers for transmission and supply contracts. As well, coal and oil and gas producers in the region are able to generate and supply electricity to customers at a less expensive price.

Our competitive advantage will be providing electricity generated without greenhouse gas emissions to customers. In 2004, the Canadian government executed the Kyoto Accord, an international treaty whereby countries mutually agree to reduce the amount of greenhouse gases they emit. In order to meet their obligations under the Kyoto Accord, many Canadian utilities must reduce the consumption of electricity generated by fossil fuels such as coal and oil and find environmental alternatives such as wind generated power. However, if electricity purchasers are not prepared to pay higher prices for wind generated power, our ability to execute a power purchase agreement that will result in our profitability will be questionable.

PRINCIPAL SUPPLIERS

In order to complete the wind assessment stage of our business plan, we must acquire a 50 to 60 meter high meteorological tower at an approximate cost of $15,500. The towers are readily available from numerous United States manufacturers. The consulting meteorologist that we retain will be responsible for the purchase of this tower.

The main component of a wind power project is the wind turbines. The wind power business is global with the majority of turbines being manufactured in Europe and the United States. Supply to Canada has been usually been from either Vestas Wind Systems or General Electric Energy. Both of these companies have corporate offices in Canada.

GOVERNMENT APPROVALS AND ENVIRONMENTAL LAWS

In order to erect turbines on a property, we may need to apply for and obtain municipal permits relating to zoning and building. Until we determine the exact location of the property that we intend to erect turbines upon, we will not know the specific permitting requirements for our project. However, all of the proposed sites for our wind power project are not near any significant population centers.

Our creation of a wind power project will also involve the excavation of portions of the land and the installation of concrete platforms below the land surface. Before we commence this, we will need to obtain environmental approval from the Saskatchewan provincial government. Any development of this nature is subject to the provisions of the Saskatchewan Environmental Assessment Act. This Act requires that prior to commencing the construction of a wind power project, we must receive approval from Saskatchewan's ministry of the environment. We must apply for approval by completing an environmental impact assessment and statement, as well as by providing public notice of the proposed development. After the public review, usually a 30 day period which may involve public meetings, the ministry makes a final decision regarding the project. An approval may include a number of conditions to reduce environmental impact.

We anticipate that the cost of complying with all environmental laws will cost approximately $20,000.

EMPLOYEES

We have no employees as of the date of this prospectus other than Mr. Chris Craddock, our president and sole director.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

REPORTS TO SECURITY HOLDERS

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities & Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C., 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                               PLAN OF OPERATIONS

Our plan of operations for the twelve months following the date of this prospectus is to:

1. negotiate and acquire an interest in a property with the potential to contain an economic wind resource. We intend to commence negotiations on one of four selected properties in southwestern Saskatchewan in July 2005. We hope to conclude an agreement respecting one property by August 2005. We have budgeted $5,000 as a deposit for a property, but will need to secure debt financing to complete a purchase. We will have to raise additional funds in order to cover anticipated mortgage payments. We intend to do this by either selling additional shares of our common stock or by management or third party loans. We do not have any current arrangements in this regard.

2. erect a meteorological tower on the property to assess the wind resource on the property. Our goal is to have one tower erected on the property by September 1, 2005. In order to achieve this, we must retain a meteorologist to assess the property, to choose a specific site on the property for the tower and to oversee the erection of the tower. The anticipated cost of the tower is $15,500 and the consulting fees of the meteorologist will be approximately $4,200. The preliminary wind assessment study of a property will take 12 months.

3. if data from the initial two to three months of the wind assessment study are positive, meaning they show that the property will have a wind resource that yields at least a 30% capacity factor, we will commence discussions with potential customers that may be interested in purchasing electricity that would be generated from our potential wind power project, contact wind turbine suppliers regarding the planned purchase and delivery of equipment and seek potential sources of debt and equity financing.

In addition to the above costs, we anticipate spending an additional $60,000 on administrative costs, including management fees payable to our president, professional fees and general business expenses.

Total expenditures over the next 12 months are therefore expected to be $84,700, not including the cost of purchasing a property which is estimated to be $900,000.

Our cash on hand is sufficient to cover the anticipated property deposit, wind assessment study costs and a portion of administrative expenses. We will require additional funding in order to purchase a property and to erect wind turbines on the property, if warranted.

We anticipate obtaining a mortgage in order to fund the acquisition of the property. This mortgage may require the personal guarantee of our president. We will need to raise additional funds in order to cover the cost of mortgage payments. We will likely arrange this through shareholder or third party loans or through the sale of our common stock. We do not have any arrangements in place for any equity or debt financing.

To erect wind turbines on the property, at an anticipated cost of $99,830,000, we expect to raise up to 75% by way of debt financing and 25% through the sale of our common stock. It is unlikely that we will be able to make arrangements for debt financing until our wind assessment study is completed, which will not occur until September 1, 2006 at the earliest.

RESULTS OF OPERATIONS FOR THE PERIOD FROM INCEPTION THROUGH MAY 31, 2005

We have not earned any revenues from our incorporation on February 25, 2005 to May 31, 2005. We do not anticipate earning revenues until we establish a wind resource on a property, secure a power purchase agreement and erect turbines on the land, of which there is no guarantee.

We incurred operating expenses in the amount of $$12,321 for the period from our inception on February 25, 2005 to May 31, 2005. These operating expenses were comprised of $$8,700 in management expense and $3,621 in administrative expenses.

We have not attained profitable operations and are dependent upon obtaining financing to complete our business plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are a party to a management agreement with our sole director, Chris Craddock, whereby we pay him management fees of $2,500 per month.

Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     *    Any of our directors or officers;
     *    Any person proposed as a nominee for election as a director;
     * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
     *    our sole promoter, Chris Craddock;
     *    Any member of the immediate family of any of the foregoing persons.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 31 registered shareholders.

RULE 144 SHARES

A total of 2,000,000 shares of our common stock are available for resale to the public after March 2, 2006 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 35,100 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,000,000 shares that may be sold pursuant to Rule 144.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the period from our inception on February 25, 2005 to May 31, 2005, our fiscal year end.

                               ANNUAL COMPENSATION

                                                              Restricted
                                                      Other      Stock      Options/   LTIP Other
Name         Title        Year     Salary    Bonus    Comp.     Awarded     SARs(#)    payouts($)   Comp
----         -----        ----     ------    -----    -----     -------     -------    ----------   ----
Chris        Pres.,       2005     $7,500      0        0          0           0           0         0
Craddock     CEO & Dir.

STOCK OPTION GRANTS

We have not granted any stock options to the executive officers since our inception.

CONSULTING AGREEMENTS

We are a party to an agreement dated March 1, 2005 with Chris Craddock whereby we pay him $2,500 per month for management services he provides to us. The agreement covers an initial term of six months and then shall continue from month to month thereafter until terminated by either party.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:

1.   Auditors' Report;

2. Audited financial statements for the period from our inception on February 25, 2005 to May 31, 2005, our fiscal year end, including:

     a.   Balance Sheets;

     b.   Statements of Operations

     c.   Statements of Stockholders' Equity;

     d.   Statements of Cash Flows; and

     e.   Notes to Financial Statements

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the of American Institute
                                            of Certified Public Accountants
                                            Registered with the Public Company
                                            Accounting Oversight Board


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Keewatin Windpower Corp.
(A Development Stage Company)

We have audited the accompanying balance sheet of Keewatin Windpower Corp. (A Development Stage Company) as of May 31, 2005, and the related statement of operations, changes in stockholders' equity, and cash flows for the period of February 25, 2005 (inception) through May 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2005, and the results of its operations and its cash flows for the period of February 25, 2005 (inception) through May 31, 2005, in conformity with US generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Armando C. Ibarra, CPA
----------------------------
Armando C. Ibarra, CPA

Chula Vista, Ca.
June 20, 2005

                      371 E. Street, Chula Vista, CA 91910
                     Tel: (619) 422-1348 Fax: (619) 422-1465

                            KEEWATIN WINDPOWER CORP.
                          (A Development Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                        As of
                                                                        May 31,
                                                                         2005
                                                                       --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                 $ 40,844
                                                                          1,335
                                                                       --------
TOTAL CURRENT ASSETS                                                     42,179
                                                                       --------

      TOTAL ASSETS                                                     $ 42,179
                                                                       ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

      TOTAL LIABILITIES                                                $     --

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized: 3,510,000 shares issued and outstanding
   as of May 31, 2005)                                                    3,510
  Additional paid-in capital                                             50,990
  Deficit accumulated during development stage                          (12,321)
                                                                       --------

TOTAL STOCKHOLDERS' EQUITY                                               42,179
                                                                       --------
      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                         $ 42,179
                                                                       ========

                       See Notes to Financial Statements

                            KEEWATIN WINDPOWER CORP.
                          (A Development Stage Company)
                            Statements of Operations
--------------------------------------------------------------------------------

                                                              February 25, 2005
                                                                (inception)
                                                                 through
                                                                  May 31,
                                                                   2005
                                                                -----------

REVENUES
  Revenues                                                      $        --
                                                                -----------
TOTAL REVENUES                                                           --

GENERAL & ADMINISTRATIVE EXPENSES
  Management expense                                                  8,700
  Administrative expenses                                             3,621
                                                                -----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                              12,321
                                                                -----------

NET INCOME (LOSS)                                               $   (12,321)
                                                                ===========

BASIC EARNINGS (LOSS) PER SHARE                                 $     (0.00)
                                                                ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                        2,910,768
                                                                ===========

                       See Notes to Financial Statements

                            KEEWATIN WINDPOWER CORP.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
             From February 25, 2005 (inception) through May 31, 2005
--------------------------------------------------------------------------------

                                                                                          Deficit
                                                                                        Accumulated
                                                                Common     Additional      During
                                                  Common        Stock       Paid-in     Development
                                                  Stock         Amount      Capital        Stage         Total
                                                  -----         ------      -------        -----         -----
Balance, February 25, 2005                              --     $     --     $    --      $     --       $    --

Common stock issued on March 2, 2005
to founders for cash @ $0.005 per share          2,000,000        2,000       8,000                      10,000

Common stock issued from March 4, 2005 through
March 20, 2005 for cash @ $0.01 per share        1,000,000        1,000       9,000                      10,000

Common stock issued on March 31, 2005
for cash @ $0.05 per share                         100,000          100       4,900                       5,000

Common stock issued on April 7, 2005 through
April 28, 2005 for cash @ $0.05 per share          160,000          160       7,840                       8,000

Common stock issued on May 1, 2005 through
May 25, 2005 for cash @ $0.05 per share            230,000          230      11,270                      11,500

Common stock issued on May 29, 2005
for cash @ $0.50 per share                          20,000           20       9,980                      10,000

Net loss May 31, 2005                                                                     (12,321)      (12,321)
                                                ----------     --------     -------      --------       -------

BALANCE, MAY 31, 2005                            3,510,000     $  3,510     $50,990      $(12,321)     $ 42,179
                                                ==========     ========     =======      ========      ========

                       See Notes to Financial Statements

                            KEEWATIN WINDPOWER CORP.
                          (A Development Stage Company)
                            Statements of Cash Flows
--------------------------------------------------------------------------------

                                                               February 25, 2005
                                                                  (inception)
                                                                   through
                                                                   May 31,
                                                                    2005
                                                                  --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                               $(12,321)
  Changes in operating assets and liabilities:
    (Increase) decrease in advances                                 (1,335)
                                                                  --------

      NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES          (13,656)


CASH FLOWS FROM INVESTING ACTIVITIES

      NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES               --

CASH FLOWS FROM FINANCING ACTIVITIES
  Common stock issued for cash                                      54,500
                                                                  --------

      NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES           54,500
                                                                  --------

NET INCREASE (DECREASE) IN CASH                                     40,844

CASH AT BEGINNING OF PERIOD                                             --
                                                                  --------

CASH AT END OF PERIOD                                             $ 40,844
                                                                  ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
  Interest paid                                                   $     --
                                                                  ========
  Income taxes paid                                               $     --
                                                                  ========

                       See Notes to Financial Statements

                            KEEWATIN WINDPOWER CORP.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               As of May 31, 2005


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Keewatin Windpower Corp. (the Company) was incorporated under the laws of the State of Nevada on February 25, 2005.

The Company is in the development stage. Its activities to date have been limited to capital formation, organization, and development of its business plan for the exploration and development of wind power projects in Canada.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a May 31, year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective February 25, 2005 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                            KEEWATIN WINDPOWER CORP.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               As of May 31, 2005


There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 4. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company generated net losses of $12,321 during the period from February 25, 2005 (inception) to May 31, 2005. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the development stage and has minimal expenses, management believes that the company's current cash of $40,844 is sufficient to cover the expenses they will incur during the next twelve months.

NOTE 5. RELATED PARTY TRANSACTION

The Company neither owns nor leases any real or personal property. A director provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The Company entered into a management agreement whereas the Company for a period of six months will pay a monthly fee of $2,500 for services performed on the Corporations behalf.

The officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities as they become available, he may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6. INCOME TAXES

                                                              As of May 31, 2005
                                                              ------------------
     Deferred tax assets:
     Net operating tax carryforwards                               $ 1,848
     Other                                                               0
                                                                   -------
     Gross deferred tax assets                                       1,848
     Valuation allowance                                            (1,848)
                                                                   -------

     Net deferred tax assets                                       $     0
                                                                   =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

                            KEEWATIN WINDPOWER CORP.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               As of May 31, 2005


NOTE 7. SCHEDULE OF NET OPERATING LOSSES

As of May 31, 2005, the Company has a net operating loss carryforwards of approximately $12,321. Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 8. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On March 2, 2005 the Company issued 2,000,000 shares of common stock to a director for cash of $10,000 ($0.005 per share).

From March 4 through March 20, 2005 the Company issued 1,000,000 shares of common stock for cash of $10,000 ($0.01 per share).

On March 31, 2005 the Company issued 100,000 shares of common stock for cash of $5,000 ($0.005 per share).

On April 7, 2005 through April 28, 2005 the Company issued 160,000 shares of common stock for cash of $8,000 ($0.05 per share).

From May 1, 2005 through May 25, 2005 the Company issued 230,000 shares of common stock for cash of $11,500 ($0.05 per share).

On May 31, 2005 the Company issued 20,000 shares of common stock for cash of $10,000 ($0.50 per share).

As of May 31, 2005 the Company had 3,510,000 shares of common stock issued and outstanding.

NOTE 9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of May 31, 2005:

     * Common stock, $ 0.001 par value: 75,000,000 shares authorized; 3,510,000 shares issued and outstanding.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;

     (2)  the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     88.86
Transfer Agent Fees                                         $  1,000.00
Accounting and auditing fees and expenses                   $  3,500.00
Legal fees and expenses                                     $  1,500.00
Edgar filing fees                                           $  1,500.00
                                                            -----------
Total                                                       $  7,588.86
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 2,000,000 shares of our common stock at a price of $0.005 per share to Chris Craddock on March 2, 2005. Mr. Craddock is our president, chief executive officer treasurer, secretary and a director. The total amount received from this offering was $10,000. These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 1,000,000 shares of our common stock at a price of $0.01 per share to a total of ten purchasers on March 20, 2005. The total amount received from this offering was $10,000. We completed this offering pursuant to Regulation S of the Securities Act.

The purchasers in this offering were as follows:

Name of Subscriber                 Number of Shares
------------------                 ----------------
Yoshitome Masami                        75,000
Kam Choon Seong                        150,000
Karato Kenji                           100,000
Lydia Eluzo                             50,000
Malik Muhammad Noor                    100,000
Adihun Songseda                        100,000
Ike Noel D'cruz                         50,000
Mohammed Javed Barrick                 150,000
MD. Mohiuddin                           75,000
Mehdi Hassain                          150,000

We completed an offering of 490,000 shares of our common stock at a price of $0.05 per share to a total of ten purchasers on May 25, 2005. The total amount received from this offering was $24,500. We completed this offering pursuant to Regulation S of the Securities Act.

The purchasers in this offering were as follows:

Name of Subscriber                 Number of Shares
------------------                 ----------------
Michael Keffer                         100,000
Neil Parry                              40,000
Desmond Ellie                           40,000
Doug Wardrop                            40,000
Grant Sheridan                          40,000
Emmanuel Terzakis                       30,000
Tony Galiatsatos                        25,000
Yiann Vasilantonakis                    20,000
Marilyn Phillips                        25,000
Evelyn Marcus                           10,000
John Hughes                             25,000
Wendy Campbell                          15,000
James B. Hughes                         30,000
Joan Hughes                             20,000
Scott Calder                            30,000

We completed an offering of 20,000 shares of our common stock at a price of $0.50 per share to a total of five purchasers on May 30, 2005. The total amount received from this offering was $10,000. We completed this offering pursuant to Regulation S of the Securities Act.

The purchasers in this offering were as follows:

Name of Subscriber                 Number of Shares
------------------                 ----------------
Amanda Klaris                            6,000
Len Dennill                              4,000
Robert Walsh                             4,000
Michael Walsh                            3,000
Taras J Sandulak                         3,000

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                                    EXHIBITS

     Exhibit
     Number                        Description
     ------                        -----------
      3.1        Articles of Incorporation
      3.2        Bylaws
      5.1        Legal opinion of Joseph I. Emas, with consent to use
     10.1        Management Agreement
     23.1        Consent of Armando C. Ibarra, Certified Public Accountants

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
     (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised

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that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on July 13, 2005.

                             KEEWATIN WINDPOWER CORP.


                             By: /s/ Chris Craddock
                                ------------------------------
                                Chris Craddock, President, Chief
                                Executive Officer, Treasurer,
                                Secretary and Director


     SIGNATURE                  CAPACITY IN WHICH SIGNED                DATE
     ---------                  ------------------------                ----

/s/ Chris Craddock            President, Chief Executive           July 13, 2005
-----------------------       Officer, Treasurer, Secretary,
Chris Craddock                principal financial officer,
                              Principal accounting officer
                              and director

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